WTTJ CORP

UNAUDITED INTERIM FINANCIAL STATEMENTS

MARCH 31, 2012

Balance Sheets as of March 31, 2012 (unaudited) and December 31, 2011 (audited);
Statements of Operations for the three months March 31, 2012 and 2011 and from inception(May 16, 2007) to March 31, 2012
Statement of Stockholders’ Deficit from December 31, 2009 to March 31, 2012 (unaudited);
Statements of Cash Flows for the three months ended March 31, 2012 and 2011 , and for the Period from Inception (May 16, 2007) to March 31, 2012 (unaudited);
Notes to Financial Statements;

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2012	2011
ASSETS	(UNAUDITED)	(AUDITED)

CURRENT
Cash	$ 29	$ 3
Subscription receivable	-	-

Total Current Assets	29	3
FIXED - AT COST
Computer equipment	2,353	2,353
Less: Accumulated depreciation	(453)	(335)

Net Fixed Assets	1,900	2,018

TOTAL ASSETS	1,929	2,021

LIABILITIES AND STOCKHOLDER EQUITY
LIABILITIES
Accounts payable	$ 3,300	$ 3,500
Due to shareholder	2,086	1,186

TOTAL LIABILITIES	5,386	4,686

STOCKHOLDER EQUITY
Commons shares, no par value, authorized - 1,000,000
- issued and outstanding - 651,000 (December 31, 2011 - 651,000)	14,375	14,375
Deficit during development stage	(17,832)	(17,040)
TOTAL STOCKHOLDER EQUITY	(3,457)	(2,665)

TOTAL LIABILITIES AND STOCKHOLDER EQUITY	$ 1,929	$ 2,021

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
(UNAUDITED)
			FROM
			INCEPTION
	THREE MONTHS ENDED		MAY 16, 2007
	MARCH 31,		TO MARCH
	2012	2011	31, 2012

REVENUE	$ -	$ -	$ -

EXPENSES
General and administrative	792	1,000	17,832

Total Expenses	792	1,000	17,832

NET INCOME(LOSS)	$ (792)	$ (1,000)	$ (17,832)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING	651,000	513,655

NET INCOME(LOSS) PER SHARE	$ (0.00)	$ (0.00)

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
FROM DECEMBER 31, 2009 TO MARCH 31, 2012
(UNAUDITED)

	COMMON STOCK		ACCUMULATED
	SHARES	AMOUNT	DEFICIT	TOTALS

Balance - December 31, 2009	500,000	$ 75	$ (75)	$ -

Net loss - December 31, 2010	-	-	(2,316)	(2,316)

Balance - December 31, 2010	500,000	75	(2,391)	(2,316)

Issuance of stock for cash	151,000	14,300	-	14,300

Net loss - December 31, 2011	-	-	(14,649)	(14,649)

Balance - December 31, 2011	651,000	14,375	(17,040)	(2,665)

Net loss - March 31, 2012	-	-	(792)	(792)

Balance - March 31, 2012	651,000	$ 14,375	$ (17,832)	$ (3,457)

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
(UNAUDITED)			FROM
			INCEPTION
	THREE MONTHS ENDED		MAY 16, 2007
	MARCH 31,		TO MARCH 31,
	2012	2011	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income(loss)	$ (792)	$ (1,000)	$ (17,832)
Adjustment to reconcile net loss to net cash
used in operating activities:			-
Depreciation	118		453
Changes in operating assets and liabilities:
Accounts payable	(200)	-	3,300

Net cash used in operating activities	(874)	(1,000)	(14,079)
CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from an officer	900	-	2,086
Issuance of common stock	-	14,100	14,375

Net cash provided by financing activities	900	14,100	16,461
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of computer equipment	-	-	(2,353)

Net cash used in investing activities	-	-	(2,353)

INCREASE (DECREASE) IN CASH	26	13,100	29

CASH, Beginning of period	3	800	-

CASH, End of period	$ 29	$ 13,900	$ 29
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WTTJ CORP.

(A DEVELOPMENT STAGE COMPANY)

Notes to Interim Financial Statements

March 31, 2012

(Unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies:

Organization:

WTTJ CORP. (the “Company”) was organized in the State of Michigan on May 16, 2007.  The Company’s primary business activity is to acquire or commence a commercially viable operation

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company:

The Company has not earned any revenues from limited principal operations.  Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Accounting Standards Codification No. 915 “Development Stage Entities”(“ASC 915”).  Among the disclosures required by ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

Basis of Accounting:

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.  In the opinion of management these interim financial statements include all of the necessary adjustments to make them not misleading.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates:

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

Computer Equipment:

Computer equipment is recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful life of the asset.

Net Loss Per Share:

Net loss per share is based on the weighted average number of common shares and common shares equivalents outstanding during the period.

Stock-Based Compensation

The Company accounts for share-based compensation under the fair value recognition provisions such that compensation cost is measured at the grant date based on the value of the award and is expensed ratably over the vesting period. Determining the fair value of share-based awards at the grant date requires judgment, including estimating the percentage of awards which will be forfeited, stock volatility, the expected life of the award, and other inputs. If actual forfeitures differ significantly from the estimates, share-based compensation expense and the Company's results of operations could be materially impacted.

The Company may also issue restricted stock to consultants for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.   The Company recognizes these service expenses and a corresponding increase to additional paid-in-capital related to stock issued for services.  When stock is issued as payment for past services provided, accordingly, all shares issued are fully vested, and there is no unrecognized compensation associated with these transactions.  If stock is issued in advance of service performance expense is recognized ratably over the requisite service period.

As of March 31, 2012 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted and no stock based compensation.

Note 2 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period from inception through March 31, 2012, the Company has had limited operations.  As of March 31, 2012, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Federal Income Taxes:

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 (“SFAS 109”).  “Accounting for Income Taxes”, which requires a change from the deferred method to the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Deferred  income  taxes  reflect  the  net  tax  effects  of  temporary differences  between the carrying amounts of assets and liabilities for financial  statement  purposes  and the  amounts  used for  income  tax purposes.   Significant   components  of  the  Company's  deferred  tax liabilities and assets as of March 31, 2012 are as follows:

 Deferred tax assets:

                   Federal and state net operating loss

$

        17,832

                   Equity instruments issued for compensation

                  -

             Total deferred tax assets

                       17,832

                   Less valuation allowance

                      (17,832)

$                      --====

Note 4 – Capital Stock Transactions:

The Company issued 500,000 shares of common stock for a cash consideration of $75 in 2007.

During 2011 the Company issued 151,000 shares of common stock for cash totaling $14,300.

Note 5 – Related Party Transactions

The Company is presently funding its operating expense through the support of the majority shareholder.  These advances, which are non-interest bearing and due on demand, are considered temporary in nature.  The majority shareholder does not have a commitment to fund future operations.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company has limited need for office space. The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the sole officer and director of the Company to use at no charge.

The above transactions may not reflect the results had the terms and conditions been incurred with unrelated parties.

Note 6 – Financial Accounting Developments:

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.